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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-68255) of Tier Technologies, Inc. of our report dated January 29, 1999 relating to the financial statements of MIDAS Computer Software Limited, which appears in the Current Report on Form 8-K/A of Tier Technologies, Inc. dated February 12, 1999.


/s/ Grant Thornton

Grant Thornton

Birmingham, England
February 12, 1999